QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 9, 2004
(Date of earliest event reported)

McDATA Corporation
(Exact name of registrant as specified in its charter)

A Delaware Corporation	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

380 Interlocken Crescent, Broomfield, Colorado 80021
(Address of principal executive offices, including Zip Code)

Telephone Number (720) 558-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—Entry Into a Material Definitive Agreement

        On September 9, 2004, McDATA Corporation, a Delaware corporation (the "Company") entered into a triple net office lease with Ridge Parkway Associates, LLC, a Delaware limited liability company (the "Landlord") for the future lease of approximately 168,127 square feet of office space at 11802 Ridge Parkway, Building 2, Broomfield, Colorado (the "New Premises"). The Company intends to begin moving its current world headquarters location at 380 Interlocken Crescent, Broomfield, Colorado 80021 to the New Premises early in 2006 with lease payments commencing in February of 2006. The Company's current lease expires at the end of April 2006. The term of the new lease is for 11 years (with two 5 year renewal options) and is at market lease rates that are substantially lower than the current lease rate paid by the Company. The base annual lease rates per rentable square foot for the New Premises range from $0 in the first year to $14.15 in the last year of the lease, plus normal operating expenses. In addition, the Company has an option to purchase the New Premises at varying amounts until December 31, 2005. The lease and option to purchase have customary terms and conditions.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDATA CORPORATION
By:	/s/ THOMAS O. MCGIMPSEY Thomas O. McGimpsey Vice President, General Counsel and Business Development

Dated: September 13, 2004

QuickLinks

  ITEM 1.01—Entry Into a Material Definitive Agreement
SIGNATURE